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                                                             EXHIBIT 10 (xxviii)

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                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                SHANDONG CHENGSHAN TIRE COMPANY LIMITED BY SHARES

                                       AND

             COOPER CHENGSHAN (SHANDONG) PASSENGER TIRE COMPANY LTD.

                                       AND

                         CHENGSHAN GROUP COMPANY LIMITED

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                          Dated as of October 27, 2005

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                                TABLE OF CONTENTS

ARTICLE 1     DEFINITIONS AND INTERPRETATIONS.................................2
ARTICLE 2     SALE AND PURCHASE OF PURCHASED ASSETS...........................2
ARTICLE 3     PURCHASE PRICE..................................................5
ARTICLE 4     ASSIGNMENT OF CONTRACTS AND RIGHTS..............................5
ARTICLE 5     CONDITIONS......................................................6
ARTICLE 6     ACTION PENDING CLOSING..........................................8
ARTICLE 7     CLOSING........................................................11
ARTICLE 8     NOTICE OF SALE OF THE PURCHASED ASSETS.........................13
ARTICLE 9     WARRANTIES.....................................................13
ARTICLE 10    INDEMNIFICATION................................................26
ARTICLE 11    GUARANTEE AND INDEMNITY BY GUARANTOR...........................28
ARTICLE 12    FORCE MAJEURE..................................................29
ARTICLE 13    CONFIDENTIALITY................................................29
ARTICLE 14    GOVERNING LAW..................................................30
ARTICLE 15    DISPUTE RESOLUTION.............................................30
ARTICLE 16    MISCELLANEOUS PROVISIONS.......................................31
SCHEDULE 1  DEFINITIONS AND INTERPRETATION...................................34

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This ASSET PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into in the
People's Republic of China ("CHINA" or "PRC") on this 27th day of October, 2005, in accordance with the PRC Tentative Regulations Regarding Merger with and Acquisition of Domestic Enterprises by Foreign Investors (the "M&A REGULATIONS") and other applicable PRC laws and regulations, pursuant to the principles of equality and mutual benefit, by and among:

SELLER: SHANDONG CHENGSHAN TIRE COMPANY LIMITED BY SHARES, a company limited by shares registered and incorporated under the laws of the PRC, with its registered address at No. 98, Nanshan Road North, Rongcheng City, Shandong Province, PRC;

PURCHASER:  COOPER CHENGSHAN (SHANDONG) PASSENGER TIRE COMPANY LTD., a
            Sino-foreign limited liability company registered and incorporated under the laws of the PRC, with its registered address at No. 99, Qingshan Road West, Rongcheng City, Shandong Province, PRC; and

GUARANTOR:  CHENGSHAN GROUP COMPANY LIMITED, a limited liability company registered and incorporated under the laws of the PRC, with its registered address at No. 98, Nanshan Road North, Rongcheng City, Shandong Province, PRC.

(Each of Seller, Purchaser and Guarantor is hereinafter individually referred to as a "PARTY" and collectively as the "PARTIES".)

RECITALS:

(A) Seller is the lawful owner of the Purchased Assets as set out in this Agreement and lawful party to the Contracts in connection with the HSR Business of Seller.

(B) In accordance with a Sino-foreign equity joint venture contract executed on the date as of October 27, 2005 among the Seller and Cooper Tire Investment Holding (Barbados) Ltd. and Joy Thrive Investments Limited ("JV CONTRACT"), Seller has agreed to contribute the Owned Properties as set out in this Agreement to the Purchaser as its capital contribution, in exchange for a thirty five percent (35%) equity interest in the Purchaser.

(C) In accordance with the JV Contract, the Seller agrees to sell the Purchased Assets (other than the Owned Properties contributed to the Purchaser in accordance with the JV Contract) to the Purchaser upon the duly establishment of the Purchaser.

(D) In accordance with the terms and conditions of this Agreement, the Purchaser wishes to purchase and the Seller wishes to sell and transfer the Purchased Assets and Contracts, with the Purchaser's assumption of the Assumed Liabilities as at the Closing Date as specified herein, so as to accomplish the goal of transferring the HSR Business of Seller to Purchaser for continuous operation (hereinafter "TRANSACTION").

(E) The Guarantor, which owns 73.76% equity interests of the Seller, agrees to provide a joint and several guarantee for all of the obligations of the Seller under this Agreement.

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THE PARTIES HEREBY AGREE AS FOLLOWS:

                    ARTICLE 1  DEFINITIONS AND INTERPRETATIONS

1.1 Unless the terms or context of this Agreement provide otherwise, capitalized terms used herein without definition have the meanings assigned to them in Schedule 1 as attached to this Agreement.

1.2   In this Agreement, save where the context otherwise requires:

      1.2.1 words in the singular shall include the plural, and vice versa;

      1.2.2 a reference to a person shall include a reference to a firm, a body corporate, an unincorporated association or to a person's executors or administrators;

      1.2.3 a reference to an Article, sub-article, Schedule and Exhibit shall be a reference to an Article, sub-article, Schedule and Exhibit (as the case may be) of or to this Agreement;

      1.2.4 if a period of time is specified and commences from a given day or the day of an act or event, it shall be calculated inclusive of that day;

      1.2.5 references to writing shall include any modes of reproducing words in a legible and non-transitory form;

      1.2.6 a reference to a balance sheet or profit and loss account shall include a reference to any note forming part of it;

      1.2.7 the obligations and liabilities of the Seller and Guarantor hereunder are the joint and severally obligations and liabilities of the Seller and Guarantor;

      1.2.8 references to this Agreement include this Agreement as amended or supplemented in accordance with its terms.

1.3 The designations adopted in the recitals and introductory statements preceding this Article apply throughout this Agreement and the Schedules.

                 ARTICLE 2  SALE AND PURCHASE OF PURCHASED ASSETS

2.1 The Purchaser, relying on the agreements, covenants, representations, warranties, undertakings and indemnities of the Seller herein, hereby agrees to purchase from the Seller and the Seller as legal and/or beneficial owner hereby agree to sell to the Purchaser on the Closing Date free and clear of all Encumbrances, assets, properties and rights related to the HSR Business of every kind and description, wherever located, real, personal or mixed, owned, held or used in the conduct of the HSR Business by Seller as the same shall exist at the Closing Date, including those assets of the HSR Business shown on the Management Accounts and not disposed of in the ordinary course of business (but excluding the Owned Properties) and those assets of the HSR Business thereafter acquired by the Seller (the "PURCHASED ASSETS"), and including, subject to the

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      limitations in Article 2.4, all rights, title, benefits and interests of the Seller in, to and under such of the foregoing as are more specifically described below:-

      2.1.1 all customer accounts of the Seller relating to the HSR Business, all customer mailing and prospect lists of the Seller relating to the HSR Business, and all of the Seller's rights to service the customer accounts of the HSR Business;

      2.1.2 all the Properties relating to the HSR Business together with all buildings, fixtures, and improvements erected thereon (except for those Owned Properties injected by the Seller as its capital contribution in accordance with the JV Contract);

      2.1.3 all vehicle, machinery, equipment, furniture and computer relating to the HSR Business (together with all the data stored therein);

      2.1.4 all claims, benefits, rights and entitlements under the Lease(s), Insurances and all contracts, contract rights, agreements, licenses, commitments, sales and purchase orders and other instruments (whether uncompleted or pending) relation to the HSR Business and the Purchased Assets, as wholly and fully disclosed to the Purchaser by the Seller (collectively, the "CONTRACTS") including all deposits or progress payments received prior to the Closing Date in respect of the same;

      2.1.5 accounts, notes, receivables and other amounts owing to the Seller by trade debtors in connection with the HSR Business in respect of goods or services supplied by the Seller (whether or not invoiced or which are only payable upon completion of the outstanding work/stage of work under the Contracts at Closing Date) and the benefit of all guarantees or other security in respect thereof (collectively the "ACCOUNTS RECEIVABLE");

      2.1.6 prepaid expenses and deposits in connection with the HSR Business, including, without limitation, ad valorem taxes, leases and rentals;

      2.1.7 Seller's rights, claims, credits, causes of action or rights of set-off against third parties relating to the HSR Business and the Purchased Assets, including, without limitation, unliquidated rights under manufacturers' and Seller' warranties;

      2.1.8 claims and rights (if any) under all franchises, transferable licenses, including, but not limited to, licenses, permits, consents, authorizations, certificates and approvals of any governmental agency or other governmental authorizations affecting, or relating in any way to, the HSR Business;

      2.1.9 all books, records, files and papers, whether in hard copy or computer format, including, without limitation, sales and promotional literature, manuals and data, sales and purchase correspondence, lists of present and former suppliers, lists of present and former customers, personnel and employment records, and any information relating to taxes imposed on the Purchased Assets;

      2.1.10 other properties and assets owned by the Seller and used in connection with the HSR Business at the Closing Date (wherever located).

2.2   Required Consent

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      2.2.1       Where the Seller is unable to transfer to the Purchaser a
                  Contract on the Closing Date because consent from the relevant party to the Contract (other than the Seller) for such transfer has not been obtained on or before that date, without prejudice to Article 4.4 the Seller shall use its best endeavors to obtain such consent and transfer the full benefit and legal right under such Contract to the Purchaser within 90 days from the Closing Date.

      2.2.2 The Purchaser shall use its best endeavors to assist the Seller in obtaining the consent for the purpose of Article
                  2.2.1. Without prejudice to Article 4, the Purchaser may at its absolute discretion waive any of the requirements under
                  Article 2.2.1.

2.3   Assumption of Liabilities

      2.3.1 Without prejudice to the provisions in Article 2.3.2, the Purchaser shall assume the transferable liabilities incurred by the Seller in connection with the HSR Business and identified by the Purchaser and stated on the balance sheet of the Seller dated as of the Closing Date (the "ASSUMED LIABILITIES").

      2.3.2 Except as otherwise contained in Article 2.3.1 above or as otherwise agreed by the Parties in writing, the Seller shall remain liable for and the Purchaser shall not assume any other liabilities incurred by the Seller in connection with the HSR Business or the Purchased Assets and any other claims arising from the operation of the HSR Business prior to the Closing Date. The Seller shall promptly pay and discharge in full all liabilities and claims referred to in this Article 2.3.2, which may adversely impact the normal operation of the Purchaser, to the extent practicable and as soon as practicable after the Closing Date in all other cases, but in no event later than sixty (60) days from the Closing Date.

2.4   Limitations

      2.4.1 Those Owned Properties injected by the Seller as its capital contribution in accordance with the JV Contract shall be excluded from the Purchased Assets.

      2.4.2 On or after the Closing Date, Seller will retain the ownership of certain inventories sufficient to liquidate the duty and value-added tax (VAT) exempt importations of raw materials that shall be owned by Seller as of the Closing Date.

      2.4.3 On or after the Closing Date, Seller shall retain the ownership of the working capital assets and liabilities (the "NET WORKING CAPITAL") to the extent that the net of the retained assets less the retained liabilities (including those specified in Article 2.4.2 above) will not exceed the net change in Net Working Capital between December 31, 2004 and the Closing Date.

      2.4.4 The net of the Purchased Assets less the Assumed Liabilities shall not result in the amount of the Purchaser's assumption of debt that will cause the excess of the permitted total investment of the Purchaser stated in the JV Contract.

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                            ARTICLE 3  PURCHASE PRICE

3.1 As consideration for the purchase of the Purchased Assets, in reliance upon the representations and warranties, covenants, agreements and undertakings of the Seller made herein, and subject to the terms and conditions of this Agreement, the Purchaser shall pay to the Seller, the sum equivalent to the excess of the Purchased Assets over the Assumed Liabilities in United States Dollars (the "PURCHASE PRICE") (determined by reference to the appraisal value of the Purchased Assets) within three (3) months of the issuance of the Business License of the Purchaser.

3.2 If any liabilities, save to extent the Assumed Liabilities in Article 3.1, cannot be transferred to the Purchaser due to any reason arising out of legal proceedings or approval procedures, the Purchased Assets described in Article 3.1 shall be reduced proportionately.

3.3 Without prejudice to any other remedies available to the Purchaser, in the event that the Seller is in material breach of this Agreement or the JV Contract ("DEFAULT") before the full amount of the Purchase Price has been paid under this Article 3, at the discretion and request of the Purchaser, the Seller shall forthwith cease to have any right to receive and the Purchaser shall cease to have any further obligation to pay any remaining balance of the Purchase Price to the Seller, and the Seller shall refund the amount of the Purchase Price, which has been paid by the Purchaser immediately preceding the occurrence of the Default, to the Purchaser within five (5) days from demand by the Purchaser.

3.4 If the Purchaser fails to pay the Purchase Price within the period set forth in Article 3.1 (the amount due and owing is referred to as the "DEFAULT PAYMENT"), the Purchaser shall pay to the Seller a default penalty of 0.05% per day based on the Default Payment from the first day of the default until the day on which the Default Payment is fulfilled in full by the Purchaser.

                  ARTICLE 4  ASSIGNMENT OF CONTRACTS AND RIGHTS

4.1 Seller agrees to assign or cause to be assigned to the Purchaser as of the Closing Date, all of the rights of the Seller under the Contracts that are assignable without license, consent, agreement, approval or waiver of any third party or as to which consent has been obtained and, without prejudice to Article 4.6, the Purchaser shall assume all obligations of the Seller thereunder which will arise after the Closing Date.

4.2 This Agreement shall not constitute an agreement to assign any Purchased Asset, Contract, or any claim, right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without license, consent, agreement, approval or waiver of a third party, would constitute a breach or other contravention thereof or in any way adversely affect the rights of the Purchaser thereunder and such consent cannot be obtained by the Seller.

4.3 If any licenses, consents, agreements, approvals or waivers from third parties are required for the transfer, assignment or novation to or in favour of the Purchaser of any Contracts under this Agreement, the Seller shall use its best efforts (but without requiring any payment of money by the Purchaser) to obtain such licenses, consents, agreements,

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      approvals or waivers from the other parties or claim any right or any benefit arising thereunder for the assignment thereof to the Purchaser as the Purchaser may request.

4.4 If such license, consent, agreement, approval or waiver is not obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of the Seller thereunder so that Purchaser would not in fact receive or otherwise be entitled to the full benefit of all such rights, the Seller (i) shall enter into such arrangement with the Purchaser at the Purchaser's direction under which the Purchaser will obtain the benefits and assume the obligations thereunder in accordance with this Agreement, or under which the Seller would exercise for the benefit of the Purchaser, with the Purchaser assuming Seller's obligations, any and all rights of the Seller against a third party thereto in accordance with the applicable PRC laws and regulations. The Seller shall promptly pay to the Purchaser when received all monies received by the Seller under any Purchased Asset, Contracts, or any claim, right or any benefit arising thereunder; or (ii) shall exercise or cause to be exercised, at the Purchaser's direction, any rights of the Seller arising from such Contracts against the other party(ies) thereto, including the right to elect to terminate any such Contracts in accordance with the terms thereunder upon the request of the Purchaser.

4.5 The foregoing provisions do not affect Purchaser's rights and remedies against the Seller in respect of a Contract which has been warranted to be assignable, or may be performed by Purchaser instead of the Seller without any novation or transfer agreement.

4.6   Except as otherwise expressly contained herein, nothing in this Agreement:

      4.6.1 shall require the Purchaser to perform any obligation falling due for performance or which should have been performed before the Closing Date;

      4.6.2 shall make the Purchaser liable for any act, neglect, default or omission in respect of any Contracts or for any claim, expense, loss or damage arising from any failure to obtain the consent or agreement of any third party to the entry into of this Agreement or from any breach of any of the Contracts caused by this Agreement or its Closing; or

      4.6.3 shall impose any obligation on the Purchaser for or in respect of any goods supplied by the Seller or any service performed by the Seller.

4.7 The Seller shall indemnify the Purchaser against all actions, proceedings, costs, damages, claims and demands in respect of:

      4.7.1 any act or omission on the part of the Seller in relation to the Contracts; or

      4.7.2 any alleged fault, defect or error of any kind arising from goods supplied, services provided by the Seller or otherwise arising from the operation of the HSR Business prior to the Closing Date.

                              ARTICLE 5  CONDITIONS

5.1   Conditions Precedent

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      Closing is conditional upon satisfaction of the following conditions prior to the Closing Date:

      5.1.1 Seller's completion of the capital contribution in accordance with the JV Contract, with the contribution having been verified by a PRC registered accountant;

      5.1.2 the completion of satisfactory (in Purchaser' sole and discretionary judgment) legal, commercial, human resources, taxation and financial due diligence on the Seller;

      5.1.3 the completion of any formal internal corporate approvals as may be required by the Purchaser including approval by the board of directors of each of the Purchaser, Seller and Guarantor and approval by the shareholders assembly of Seller;

      5.1.4 Seller's publication of the notice and announcement of transfer relating to the sale of the Purchased Assets within not more than 10 days from the date on which the Seller's board of directors and/or shareholders assembly have approved the sale of the Purchased Assets in compliance with the provisions of the M&A Regulations;

      5.1.5 any and all Claims notified to Seller or Purchaser pursuant to the notice published pursuant to the relevant assets transfer legislation applicable in China as set forth in Article 8 have been paid in full or otherwise settled to the satisfaction of the Purchaser. The Seller having confirmed to the Purchaser in writing that it has had no further Claims in writing notified to it in response to the notices served by it under the relevant assets transfer legislation applicable in China, other than those Claims which have been paid, compromised, defended or otherwise dealt with subject to the prior consent of, and to the satisfaction of the Purchaser;

      5.1.6 the parties to the Contracts (other than the Seller) having given their respective consents if required to the assignments or novations of the same in favour of the Purchaser;

      5.1.7       the Seller have certified in writing:

                  (i) there having occurred no Material Adverse Change in the period between the date of this Agreement and Closing;

                  (ii) nothing having occurred or been omitted which is, or had it occurred or been omitted on or before the date of this Agreement would have constituted, a breach of the Warranties;

                  (iii) no order or judgment of any court or governmental,
                        statutory or regulatory body having been issued or made prior to Closing, which has the effect of making unlawful or otherwise prohibiting the purchase of the Purchased Assets by the Purchaser;

                  (iv) the Seller having performed or complied with, in all material respects, all covenants, obligations and agreements contemplated by this Agreement

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                        to be performed or complied with by it at or prior to
                        Closing, including without limitations those set forth in Article 5.

      5.1.8 any and all approvals, consents, registrations and permissions necessary for or to the best benefit of the Transaction contemplated hereby having been duly obtained from the appropriate government authorities, including, without limitation, approval of this Agreement, approval of the employment settlement plan of Seller, and approval of the transfer of "bonded" equipment from Seller to Purchaser.

      5.1.9 all corporate and other proceedings and actions taken in connection with the Transaction contemplated hereby and all certificates, opinions, agreements, instruments, release and documents referenced herein, or incident to the Transaction contemplated hereby, being in form and substance satisfactory to Purchaser.

5.2   Responsibility for Satisfaction

      Without prejudice to the foregoing, it is agreed that all requests and enquiries from any government, governmental, trade agency, court or regulatory body shall be dealt with by the Seller and the Purchaser in consultation with each other and each of the Seller and the Purchaser shall promptly co-operate with and provide all necessary information and assistance reasonably required by such government, agency, court or body upon being requested to do so by the other.

5.3   Non-Satisfaction

      5.3.1 If any of the conditions in Article 5.1 is not satisfied or waived by the Purchaser within 6 months after the execution of the Agreement such other date as the Purchaser and Seller may agree or the Purchaser becomes aware of any fact that would prevent any of the conditions in Article 5.1 from being satisfied, the Purchaser may, in its sole discretion, by written notice to the Seller, terminate this Agreement and no Party shall have any claim against any other under it, save for any claim arising from any antecedent breach (including breach of any undertaking contained in Article 5.1).

      5.3.2 In the event that the Purchaser shall terminate this Agreement in accordance with Article 5.3.1, and without limiting the Purchaser's right to claim all obligations of the Seller under this Agreement, the Purchaser shall, unless otherwise expressly stated, cease to enjoy and assume all rights and liabilities hereunder, but, for the avoidance of doubt, all rights and liabilities of the Parties which have accrued before termination shall continue to exist.

                        ARTICLE 6  ACTION PENDING CLOSING

6.1   Seller's General Obligations

      The Seller undertakes to procure that from the date of this Agreement until Closing:

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      6.1.1       the Seller will carry on HSR Business only in the ordinary and usual course and in the manner and scope carried on as at the date of this Agreement, save insofar as agreed in writing by the Purchaser;

      6.1.2 the Purchaser and its agents will, upon reasonable notice, be allowed access to the employees and premises of the Seller and shall also be allowed access to, and to take copies of, the books and records of the Seller, the HSR Business and the Purchased Assets including, without limitation, the statutory books, minute books, leases, licences, contracts, details of receivables, tax records, supplier lists and customer lists in the possession or control of the Seller;

      6.1.3 such representatives and advisers as the Purchaser requests may be designated to work with the Seller with regard to the management and operations of the HSR Business. The Seller will consult with such representatives and advisers with respect to any action which may materially affect the HSR Business of the Seller taken as a whole. The Seller will furnish to such representatives and advisers such information as it may reasonably request for this purpose;

      6.1.4 the Seller shall take all reasonable steps to preserve its property and assets in relation to the HSR Business (including the Purchased Assets) and, shall notify the relevant insurance companies of the interest of the Purchaser in the Insurances and shall procure that with effect from the Closing Date the interest of the Purchaser therein is noted on the relevant Insurance policies;

      6.1.5 the Seller shall promptly provide to the Purchaser monthly Management Accounts in the usual form.

6.2   Restrictions on the Seller

      Without prejudice to the generality of Article 6.1, the Seller shall not between the date of this Agreement and Closing (except as may be expressly provided in this Agreement) without the prior written consent of the
      Purchaser:

      6.2.1 enter into or amend any contract or commitment in relation to the HSR Business: (i) which is not capable of being terminated without compensation at any time with one months' notice or less; or (ii) which is not in the ordinary and usual course of business and on arms' length terms or (iii) which involves or may involve total revenue or total expenditure in excess of US$500,000 (excluding purchase contracts for raw materials);

      6.2.2 incur any indebtedness in relation to the HSR Business otherwise than in the ordinary and usual course of business;

      6.2.3 save as required by law, make any amendment to the terms and conditions of employment (including, without limitation, remuneration, pension entitlements and other benefits) of any employee or consultants engaged in the HSR Business, provide or agree to provide any gratuitous payment or benefit to any such person or any of their dependants, or dismiss or terminate (except with good cause) the engagement of any such person or engage or appoint any additional employee in relation to the HSR Business;

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      6.2.4       acquire or agree to acquire or sell, transfer, lease, assign or dispose of or agree to sell, transfer, lease, assign or dispose of any material asset or material stocks or enter into or amend any material contract or arrangement in relation to the HSR Business;

      6.2.5 sell, convey, lease, assign or otherwise transfer or dispose of any interest in any debts or factor any notes or amounts receivable in relation to the HSR Business;

      6.2.6 delay making payment to any trade creditors of the HSR Business generally beyond the date on which payment of the relevant trade debt should be paid in accordance with credit periods authorised by the relevant creditors (or (if different) the period extended prior to the date of this Agreement by creditors in which to make payment);

      6.2.7 amend, to any material extent, any of the terms on which goods, facilities or services in relation to the HSR Business are supplied, such supplies being material in the context of the HSR Business, except where required to do so in order to comply with any applicable legal or regulatory requirement;

      6.2.8 enter into any guarantee, indemnity or other agreement to secure any obligation of a third party or create or agree to create any Encumbrance over any of its assets or undertaking in relation to the HSR Business (including the Purchased Assets);

      6.2.9 amend or discontinue any insurance contract in relation to the HSR Business or the Purchased Assets, fail to notify any insurance claim in accordance with the provisions of the relevant policy or settle any such claim below the amount claimed;

      6.2.10 acquire or agree to acquire any share, shares or other interest in any company, partnership or other venture or incorporate any subsidiary in relation to the HSR Business;

      6.2.11 make any change to its accounting practices or policies or accounting reference date or amend its articles of association (or equivalent constitutional documents);

      6.2.12 make any substantial change in the nature or organisation of its HSR Business;

      6.2.13 discontinue or cease to operate all or a material part of the HSR Business or resolve to be wound up;

      6.2.14      change its residence for Taxation purposes;

      6.2.15 commence, compromise or discontinue any legal or arbitration proceedings in relation to the HSR Business (other than in respect of the collection of debts which are not material in the context of the HSR Business in the ordinary and usual course of business); or

      6.2.16 acquire or agree to acquire or dispose of or agree to dispose of any land use rights or leasehold interest in land in relation to the HSR Business.

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

6.3   Covenant to Pay

      The Seller covenant to pay to the Purchaser an amount equal to the Losses suffered or incurred by the Purchaser or, subject to Closing, through the Seller's failure or delay in complying with the provisions of Articles 6.1 and 6.2.

6.4   Exercise of Purchaser's Rights

      It is hereby acknowledged (for the avoidance of doubt) that none of the provisions of this Article 6 or the exercise or failure to exercise by the Purchaser of its rights thereunder, shall give rise to any liability on the part of the Purchaser or any of its employees, consultants or representatives or any person connected with it.

                                ARTICLE 7  CLOSING

7.1 Closing shall take place at the offices of the Seller or such other place as the Purchase and Seller may agree, on the Closing Date.

7.2   On the Closing Date:

      7.2.1       the Seller shall deliver or cause to be delivered to the
                  Purchaser:

                  (i) such conveyances, assurances, transfers, assignments, releases, novation agreements, consents and other documents duly executed by the relevant parties as the Purchaser may require to vest in the Purchaser the full benefit of and legal title to the Purchased Assets and all other rights and assets hereby agreed to be sold and the full benefit of this Agreement and all liabilities and debts agreed to be assumed including without limitation;

                        (a) duly executed assignments in the Agreed Form of the Accounts Receivable;

                        (b) duly executed assignments or novation agreements in the Agreed Form of the Contracts;

                        (c) duly executed assignments in the Agreed Form of the Accounts Payable;

                        (d) duly executed assignments or novation agreements in the Agreed Form of the Borrowings;

                        (e) in respect of each of the motor vehicles used in the HSR Business owned by the Seller (if any), the prescribed notice and the vehicle registration documents (and shall deliver or procure delivery of a duplicate of the prescribed notice to the relevant transportation authorities in China as soon as possible after Closing);

                  (ii) the title deeds and documents relating to the Leased Properties and Owned Properties occupied or owned by the Seller (all re-registered in the name of the Purchaser);

                  (iii) all subsisting contracts, license and permits in
                        connection with the HSR Business and all books, papers, records and other documents (including financial records) relating to the HSR Business and Purchased Assets and all lists of customers and suppliers and other information or documents in relation to the HSR Business as the Purchaser may require;

                  (iv) all the designs and drawings, plans, technical and sales publications, advertising material, brochures, catalogues and other technical and sales matter of the Seller in relation to the HSR Business together with any plates, blocks, negatives and other like material relating thereto as the Purchaser may require;

                  (v) any other documents of title relating to any of the other Purchased Assets as the Purchaser may require;

                  (vi) such other documents as may be required to give to the Purchaser good title to the Purchased Assets and to enable the Purchaser or its nominees to become the registered owner thereof as the Purchaser may require; and

                  (vii) certificate in writing duly executed by the Seller
                        pursuant to Article 5.1.7 confirming the matters mentioned thereunder.

      7.2.2 the Seller shall permit the Purchaser to take possession of the HSR Business and Purchased Assets.

7.3 Upon Closing, the Seller shall deliver to the Purchaser a copy of the resolution of the shareholders assembly of the Seller approving and authorizing the transfer of the Purchased Assets hereunder and all the transactions contemplated hereby, and such resolution shall be in form and substance in accordance with the applicable laws and regulations.

7.4 Within three (3) months upon compliance by the Seller with the provisions of Articles 7.2.1 and 7.2.2 the Purchaser will pay the Purchase Price to the Seller in accordance with Article 3.

7.5 Without prejudice to any other remedies available to the Purchaser, if in any respect the provisions of Article 7.2 are not complied with on the Closing Date the Purchaser may:

      7.5.1 defer Closing to a date not more than thirty (30) days after the Closing Date (and so that the provisions of this Article
                  7.5 shall apply to Closing as so deferred); or

      7.5.2 proceed to Closing so far as practicable (without prejudice to its rights hereunder); or

      7.5.3 terminate this Agreement, and without limiting the Purchaser's right to claim all obligations of the Seller under this Agreement, the Purchaser shall, unless otherwise expressly stated, cease to enjoy and assume all rights and liabilities hereunder, but, for the avoidance of doubt, all rights and liabilities of the Parties which have accrued before termination shall continue to exist.

                ARTICLE 8  NOTICE OF SALE OF THE PURCHASED ASSETS

The Seller shall, within not more than 10 days from the date on which Seller's board of directors and/or shareholders assembly have approved the sale of the Purchased Assets pursuant to this Agreement, give notice to its creditors and release public announcement of the sale of the Purchased Assets contemplated under this Agreement in accordance with the provisions of the M&A Regulations and the publication costs of such notifications shall be borne by the Seller. The Purchaser and the Seller shall notify each other as soon as practicable in the event of any Claim being received by any of them pursuant to such notification. Any such notice given shall be without prejudice to the rights and obligations of the Parties, as against each other, under this Agreement.

                              ARTICLE 9  WARRANTIES

The Seller warrants, represents and undertakes to the Purchaser as to the matters set forth hereunder:

9.1   General Warranties

      9.1.1       The Accounts and Management Accounts:

                  Except as otherwise disclosed to the Purchaser:

                  (i)   have been prepared in accordance with Chinese GAAP;

                  (ii) are accurate and show a true and fair view of the affairs of the Seller and the HSR Business as at the specified accounting date and of its results for the accounting reference period ended on that date, with the Management Accounts having been properly prepared in a manner consistent with that adopted in the preparation of the management accounts of the HSR Business for all periods during the financial year ended on the Accounts Date;

                  (iii) comply with the requirements of all relevant statutes;

                  (iv) are prepared on consistent bases and policies of accounting;

                  (v)   are not affected by any unusual or non-recurring items.

      9.1.2       Purchased Assets

                  (i)   Title to Purchased Assets

                        Otherwise disclosed in writing:

                        the Purchased Assets included in the Accounts and Management Accounts or acquired by the Seller since the Accounts Date (other than trading stock disposed of since that date in the ordinary course of business) and all other Purchased Assets used or employed by the Seller are the absolute property of the Seller free from any mortgage, charge, lien, bill of sale or other encumbrance and are not the subject of any leasing, hiring or hire-purchase agreement or agreement for payment on deferred terms or assignment or factoring or other similar agreement or any interests of the third parties, and all such assets are in the possession or under the control of the Seller.

                  (ii)  Condition of plant machinery and equipment

                        the machinery, office equipment, computer systems and vehicles used by the Seller in the HSR Business are in good repair, regularly maintained and normally usable and comply with any applicable legal requirement or restriction, and the vehicles are duly licensed and suitable for the purposes for which they are used.

                  (iii) Control of records and information

                        all records and information belonging to the Seller (whether or not held in written form) are in its exclusive possession, under its direct control and subject to unrestricted access by it.

      9.1.3       Borrowings

                  (i) in relation to the HSR Business and the Purchased Assets, except as otherwise disclosed to the Purchaser in the manner acceptable to the Purchaser, the Seller does not have outstanding any obligation for the payment or repayment of money, whether present or future, actual or contingent, in respect of:

                        (a)   monies borrowed or raised;

                        (b) any recourse to a company selling or discounting receivables in respect of receivables sold or discounted;

                        (c) moneys raised under any bond, note, stock, or other security;

                        (d) moneys raised under or in respect of acceptance credit and documentary credit facilities;

                        (e) the acquisition cost of assets or services to the extent payable after the time of acquisition or possession;

                        (f) rental payments under chattel leases and hire purchase agreement; or

                        (g) any guarantee, indemnity or other assurance against or arrangement intended to prevent or limit loss in respect of any obligation for the payment or repayment of money described in paragraphs (a) to (f) above (any such obligation being referred to below as a "BORROWING").

                  (ii) Except as otherwise disclosed to the Purchaser in the manner acceptable to the Purchaser, the Seller does not have subsisting over the whole or any part of its present or future revenues or assets in relation to the HSR Business any encumbrance, mortgage, charge, pledge, lien or other security interest or any other agreement or arrangement having a similar effect.

                  (iii) no Borrowing of the Seller has become or is now due and payable, or capable of being declared due and payable, before its normal or originally stated maturity and no demand or other notice requiring the payment or repayment of money before its normal or originally stated maturity has been received by the Seller.

                  (iv) no event or circumstance has occurred, or may occur with the giving of notice or lapse of time determination of materiality or satisfaction of any other condition, such as to entitle any person to require the payment or repayment of any Borrowing before its normal or originally stated maturity or which is or shall be such as to terminate, cancel or render incapable of exercise any entitlement to draw money or otherwise exercise the rights of the Seller under an agreement relating to Borrowing.

      9.1.4       Environment

                  Except as otherwise disclosed to the Purchaser:

                  (i) the Seller has complied with the applicable environmental law:

                  (ii) there are no circumstances in relation to the Seller or the HSR Business which give rise or could give rise or have given rise to any civil, criminal, administrative or other action, claim, suit, complaint, proceeding, investigation, decontamination, remediation or expenditure by any person or competent authority under Environmental Law in relation to any matter including properties now owned or formerly owned by the Seller or used in the HSR Business;

                  (iii) the Seller has obtained and there are in full force and effect and the Seller has at all times complied with all Permits necessary for the HSR Business, there are no circumstances which could lead to the revocation, cancellation, suspension, modification, variation or alteration of such Permits and there are no circumstances which necessitate any works, remediation or expenditure (other than routine maintenance) in order to continue to comply with the Permits;

                  (iv) at no time has the Seller received from the governmental environment authority any unresolved notice or intimation alleging a breach of the terms of a Permit or alleging any other breach of the applicable environmental law;

                  (v) all assessments reviews reports returns information and audits required by the applicable environmental law or any Permit have been properly carried out and submitted to the appropriate authorities and their recommendations and requirements implemented where required by the applicable environmental law;

                  (vi) there are no circumstances which could require any further Permits to be obtained in connection with the current HSR Business of the Seller which require works, remediation or additional expenditure to ensure compliance with such Permits.

      9.1.5       Commercial Arrangements and Conduct

                  Except as otherwise disclosed to the Purchaser:

                  (i)   Material contracts

                        In relation to the HSR Business and the Purchased Assets, there is not outstanding:

                        (a) any contract of guarantee, indemnity or suretyship or any contract to secure any obligation of any person;

                        (b) any joint venture, consortium or partnership agreement or arrangement to which the Seller is a party;

                        (c) any sale or purchase option or similar agreement or arrangement affecting any assets owned or used by the Seller or by which it is bound;

                        (d) any liability, obligation or commitment of any kind (other than those listed in (a) to (c) above) on the part of the Seller (including a capital commitment) which:

                              (1)   is incapable of complete performance
                                    within three months from the date of
                                    Agreement; or

                              (2)   has not been incurred in the ordinary
                                    course of business; or

                              (3)   is, or is likely to be, of major
                                    significance to the Seller; or

                              (4)   exceeds, or is likely to exceed, in
                                    aggregate a sum of US$500,000.

                  (ii)  Effect of Agreement on other agreements

                        there is no agreement or arrangement in relation to the HSR Business and the Purchased Assets between the Seller and any other person which shall or may be terminated as a result of this Agreement (or Closing) or which shall be affected by it or which includes any provision with respect to a change in the control, management or shareholders of the Seller.

                  (iii) Commercial position
                        so far as the Seller is aware:

                        (a) there is no substantial customer or supplier of the Seller in relation to the HSR Business who has ceased purchasing from or supplying to it or who is likely after the date of this Agreement (or Closing) to reduce substantially or terminate purchases from or supplies to it;

                        (b) there are no special circumstances which might lead to the supply by the Seller or to it of any goods or services, in relation to the HSR Business being restricted or hindered.

                  (iv)  Restrictive agreements and anti-competitive behaviour so far as the Seller is aware:

                        (a) the Seller does not infringe and has not infringed any legislation applicable in any jurisdiction relating to anti-competitive agreements or practices or behaviour or any similar matter;

                        (b) the Seller is not in relation to the HSR Business, bound by or party to any order or decision made or undertakings (binding or not) given to or any court or tribunal of competent jurisdiction or any similar authority in any jurisdiction, under or in any law, regulation or administrative process relating to fair competition anti-trust, monopolies, mergers or other similar matters;

                        (c) the Seller has not in relation to the HSR Business, within the last two years been party to any merger or other similar arrangement which was capable of review by any anti-trust or similar authorities in any jurisdiction.

                  (v)   Notice of official action

                        the Seller is not aware of any process, notice or communication, formal or informal, by or on behalf of any authority of any country having jurisdiction in anti-trust matters, in relation to any aspect of the HSR Business or the conduct of the Seller or any agreement or arrangement to which the Seller is or was, or is alleged to be or have been, a party, and so far as the Seller is aware it is not likely to receive any such process, notice or communication.

      9.1.6       Litigation, Defaults and Insurance

                  Except as otherwise disclosed to the Purchaser:

                  (i)   Legal proceedings

                        the Seller is not engaged or proposing to engage in any litigation, arbitration, prosecution or other legal proceedings, and there are no claims or actions (whether criminal or civil) in progress, outstanding, pending or threatened against the Seller, any of its assets or any of its directors or officers or in respect of which the Seller is liable to indemnify any party concerned.

                  (ii)  Unlawful acts by the Seller

                        so far as the Seller is aware:

                        neither the Seller nor any of its directors, officers or employees has by any act or default committed, to the extent adversely impacting the normal operation of the
                        Purchaser:

                        (a) any criminal or unlawful act in connection with the business of the Seller, other than minor road traffic offences;

                        (b) any breach of trust in relation to the business or affairs of the Seller;

                        (c) any breach of contract or statutory duty or any tortious act which could entitle any third party to terminate any contract to which the Seller is a party or could lead to a claim against the Seller for damages, compensation or an injunction.

                  (iii) Defaults by others

                        So far as the Seller is aware, no party with whom the Seller has entered into any contract in relation to the HSR Business or the Purchased Assets is in default under it, and there are no circumstances likely to give rise to such a default.

                  (iv)  Official investigations

                        so far as the Seller is aware, no governmental or official investigation or inquiry concerning the Seller is in progress or threatened and there are no circumstances which are likely to give rise to any such investigation or inquiry.

                  (v)   Adequacy of insurance

                        the Seller has, and since 2003 has had, valid insurance cover in respect of the HSR Business and the Purchased
                        Assets:

                        (a) against all risks (including product liability for a period of at least six months) normally insured against by companies carrying on the same type of business or having similar assets;

                        (b) for the full replacement value of the Purchased Assets and for such amount in respect of the HSR Business as would in the circumstances be prudent for such a business;

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

                        (c)   from a well-established and reputable insurer.

                  (vi)  Policies

                        All policies of insurance taken out in connection with the HSR Business or the Purchased Assets have been disclosed to the Purchaser, are written in the name of the Seller and are in full force and effect; and the Seller has not done or omitted to do or allowed anyone to do or not to do anything which might render any of those policies void or voidable and has complied with all conditions attached to them.

                  (vii) Claims

                        No claim under any policy of insurance taken out in connection with the HSR Business or the Purchased Assets is outstanding and, so far as the Seller is aware, there are no circumstances likely to give rise to such a claim.

      9.1.7       Corporate Organisation and Business

                  Except as otherwise disclosed to the Purchaser:

                  (i)   Corporate Status

                        The Seller (including any of its representative offices or branches) has been duly incorporated and constituted, and is legally subsisting under the laws of its respective place of incorporation.

                  (ii)  Title to HSR Business and Purchased Assets

                        The Seller has a good and marketable title to, and is the exclusive legal and beneficial owner of the HSR Business and the Purchased Assets, and, therefore, has an absolute right to sell and transfer the HSR Business and the Purchased Assets. All the Purchased Assets will be sold to the Purchaser free and clear of any Encumbrance together with all accrued beneficial rights attached to them at the date of this Agreement or subsequently becoming attached to them;

                  (iii) Licences, permissions or consents

                        so far as the Seller is aware, all licences, permissions and consents required for the carrying on of the HSR Business of the Seller have been obtained by it and are in full force and effect, and the Seller is not aware of any circumstances indicating that any of those licences, permissions or consents is likely to be revoked or not renewed in the ordinary course.

                  (iv)  Existence of subsidiaries and other business

                        The Seller does not have, and has never had, any subsidiary. Save for the HSR Business, the Seller has not carried on any other HSR Business.

                  (v)   No material change

                        No material changes have occurred to the HSR Business since the Accounts Date.

                  (vi)  Conflict of Interest

                        Save for the HSR Business carried on by the Seller, the Seller does not and whether on its own account or in conjunction with or on behalf any person, firm or company, directly or indirectly or whether as a shareholder, partner, agent or otherwise, carry on, and is not engaged or interested in a competing business or restricted services save for the holding of investment up to two (2) % of any class of securities quoted or dealt in on a recognized stock exchange.

      9.1.8       Miscellaneous

                  Except as otherwise disclosed to the Purchaser:

                  (i)   Insolvency

                        (a) No order has been made and no resolution has been passed for the winding up of, or a provisional liquidator to be appointed in respect of, the Seller and no petition has been presented and no meeting has been convened for the purpose of winding up the Seller;

                        (b) no receiver has been appointed in respect of the Seller, the HSR Business or the Purchased Assets;

                        (c) the Seller is not insolvent or unable to pay its debts within the meaning of the applicable legislation to which it is subject and the Seller has not stopped paying its debts as they fall due;

                        (d) no event analogous to any of the foregoing has occurred with respect to the Seller in any jurisdiction outside China;

                        (e) no unsatisfied judgment is outstanding against the Seller.

                  (ii)  Consents

                        All consents, permissions, approvals and agreements of third parties which are necessary or desirable for the Seller to obtain in order to enter into and perform this Agreement in accordance with its terms have been unconditionally obtained in writing and have been disclosed to the Purchaser.

                  (iii) Material information

                        all information relating to the Seller, the HSR Business and the Purchased Assets which is known or would on reasonable enquiry be known to the

                        Seller and which should be known by a Purchaser for a proper valuation of the Purchased Assets has been disclosed to the Purchaser.

                  (iv)  Brokers and Finders

                        No person or entity acting on behalf or under the authority of the Seller is or will be entitled to any broker's, finder's or similar fee or commission in connection with the transactions contemplated hereby.

                  (v)   Recitals and disclosures

                        The recitals, Schedules to the Agreement and all information and documents relating to the HSR Business and Purchased Assets (including without limitation budgets and forecasts) supplied by the Seller or any agent of Seller to the Purchaser, its lawyers, accountants or other agents or advisers during or with a view to the negotiations leading up to the Agreement, are true and accurate in material respects, and there is no fact not disclosed which would render any such information or document inaccurate or misleading or which, if disclosed, might reasonably affect the willingness of the Purchaser to purchase the Purchased Assets for the consideration or otherwise on the terms specified in the Agreement.

      9.1.9       Authority of the Seller

                  Except as otherwise disclosed to the Purchaser:

                  (i) The Seller has full power and authority to enter into and perform this Agreement and the provisions of this Agreement, when executed, will constitute valid and binding obligations on the Seller, in accordance with its terms;

                  (ii) The execution and delivery of, and the performance by the Seller of its obligations under, this Agreement will not result in a breach of any order, judgment or decree of any court or governmental agency to which any Seller is a party or by which it is bound;

                  (iii) None of the Seller or any of its agents or advisers is aware of any fact or matter which would or may constitute a breach of any of the Seller's Warranties.

9.2   Tax Warranties

      Seller represents and warrants:

      (i) That it will pay any and all taxes in compliance with the applicable laws and regulations;

      (ii) that all forms, filings, and information provided to any taxing authority were timely filed and were, at the time of filing and continue to be, complete and accurate;

      (iii) so far as the Seller is aware, there is no liability in respect of taxation (whether actual or contingent) or any liability for interest, penalties or charges imposed in relation to any taxation arising in any part of the world that is not adequately disclosed or provided for in full in the Accounts and Management Accounts;

      (iv) so far as the Seller is aware, Seller is not and has not in the last three years been the subject of a Tax Authority unresolved investigation or other dispute regarding Tax or duty recoverable from the Seller or regarding the availability of any relief from Tax or duty to the Seller and there are no facts which are likely to cause such an investigation or audit to be instituted or such a dispute to arise and all returns made by the Seller are agreed with the appropriate Tax Authority;

      (v) Seller has neither been a party to nor otherwise involved in any transaction, scheme or arrangement:

                  (a) the sole or dominant purpose of which was to obtain a tax benefit by the avoidance, postponement or reduction of a liability to tax within the meaning of the applicable tax legislation.

                  (b) which reduces or would reduce the amount of tax payable by any person and which is artificial or fictitious or in respect of which any disposition is not given effect to within the meaning of the applicable tax legislation.

      (vi) Seller will assist Buyer in responding to any future inquiry from or dispute with a Taxing Authority.

9.3   Property Warranties

      Except as otherwise disclosed to the Purchaser:

      9.3.1       Interests

                  The Properties comprise, and will as at Closing comprise, all the land, buildings and premises used in the HSR Business owned by the Seller or occupied by the Seller or in which the Seller has, or will as at Closing have, any interest.

      9.3.2       Insurance

                  (i) Where the Seller is responsible for maintaining insurance in respect of any of the Leased Properties, the policy conforms in all respects with the requirements of the Lease.

                  (ii) True and complete copies of all insurance policies, in respect of the Leased Properties for which the Seller is responsible for maintaining insurance, have been delivered to the Purchaser.

                  (iii) The Seller has not done or omitted to do anything which may result, directly or indirectly, in any of the insurance policies may become void or voidable.

                  (iv) No claims outstanding or circumstances which the Seller is aware of which would give rise to a claim under any of the insurance policies.

      9.3.3       Owned Properties

                  The Owned Properties represent all the real properties owned by the Seller or in respect of which the Seller has any estate, interest, right or liability (as defined below), and in respect of each of the Owned Properties:

                  (i) the Seller is the sole beneficial owner of and has a proper legal title (in the form of granted land use rights the premium for which has been fully paid) to the Owned Properties and is entitled to transfer, dispose, sell, mortgage or otherwise deal with the Owned Properties and is entitled the use of such property in the manner in which it is used or is proposed to be used;

                  (ii) except as otherwise created for the Assumed Liabilities and disclosed to the Purchaser in the manner acceptable to the Purchaser, each of the Owned Properties held by the Seller is free from mortgage, debenture, charge, lien, lease, encumbrances or any third party rights and the Seller has not entered into any agreement to do any of the foregoing;

                  (iii) the Seller has not received or is not aware of there being any notice from any government or other competent authorities requiring it to revise the terms of the ownership rights relating to the Owned Properties or adversely affecting the Owned Properties or the rights of the Seller in relation thereto;

                  (iv) all land premium, purchase price, land grant fees or other fees payable in respect of the Owned Properties have been paid in full and will be duly paid up to the date of Closing and no further such premiums, price or fees are payable under any applicable laws;

                  (v) none of the terms and conditions contained in the relevant sale and purchase or transfer contracts, deed of mutual covenants, government grant, occupation permit, real estate title certificate, land use right certificate, building ownership certificates and/or certificate of ownership and the applicable laws, rules and regulations have been breached in respect of the Owned Properties;

                  (vi) the Seller has duly performed and observed all the terms and conditions contained in the sale and purchase or transfer contracts (if any), assignment, deed of mutual covenant, land use right certificate and building ownership certificates for the Owned Properties to be performed and observed on the part of the Seller as Purchaser thereof;

                  (vii) all relevant legal requirements or conventions for
                        notarization and registration of the sale and purchase contracts and assignments for the Owned Properties have been complied with;

                  (viii) the land and building ownership rights pertaining to the Owned Properties are valid and subsisting and has not been amended, modified or supplemented in any manner whatsoever;

                  (ix) no contracts have been entered into by the Seller to sell, assign, subdivide, let or lease, licence, charge, mortgage, partition, share, grant any option over or otherwise dispose of an interest in or part with the possession or occupation of the Owned Properties or any part thereof or otherwise encumber the Owned Properties nor is there any agreement by the Seller to do any of the aforesaid;

                  (x) the Seller is in physical possession and actual occupation of, each and every one of the Owned Properties on an exclusive basis and no right of occupation or enjoyment has been acquired or is in the course of being acquired by any third party or has been granted or agreed to be granted to any third party;

                  (xi) except as otherwise included in the Assumed Liabilities, the Seller does not have any outstanding liabilities under the terms and conditions upon which the land and building ownership rights pertaining to the Owned Properties are granted;

                  (xii) except as otherwise disclosed to the Purchaser in the manner acceptable to the Purchaser, the Owned Properties are not subject to any restrictive covenants, stipulations, easements, licences, restrictions or other like rights vested in third parties other than those stipulated in the terms and conditions upon which the land and building ownership rights pertaining to the Owned Properties are granted which terms and conditions are of a usual nature with reference to such terms and conditions in China;

                  (xiii) there are no circumstances which would entitle or
                        require any person to exercise any powers of entry or taking possession of the Owned Properties;

                  (xiv) compliance has been made with all applicable statutory and by-law requirements with respect to the Owned Properties;

                  (xv) all requisite licences, certificates and authorities necessary for the existing use of the Owned Properties by the Seller have been duly obtained and are in full force, validity and effect;

                  (xvi) there are no disputes with any adjoining or neighbouring owner with respect to boundary walls and fences, or with respect to any easement, right or means of access to the Owned Properties;

                  (xvii) the Owned Properties are used by the Seller for legal purposes and has not violated any relevant land or construction regulations;

                  (xviii) all requisite approvals, consents, permits and
                        licences necessary for the user of the Owned Properties as it is presently being used by the Seller have been duly obtained and are in full force, validity and effect;

                  (xix) no default (or event which with notice or lapse of time or both will constitute a default) by the Seller has occurred or is continuing under the government grant, occupation permit, deed of mutual covenant, land use right certificate, building ownership rights certificate and/or other documents applicable to the property and it is not in breach of any applicable laws, rules, regulations, guidelines, notices, circulars, orders, judgments, decrees or rulings of any court, government, governmental or regulatory authorities in respect of the use occupation and enjoyment of the Owned Properties;

                  (xx) all requisite planning and building approvals required for any government, local or public authority with respect to the Owned Properties have been obtained and are in full force and effect;

                  (xxi) all the buildings and other structures on the Owned
                        Properties are in good and substantial repair and fit for the purposes for which they are being used; and

                  (xxii) there is (and has been) no breach of any applicable statutory, by-law or regulatory requirement as to fire precautions, public health, pollution, discharge of effluents, environmental or any other matters to which, in respect of any of the Owned Properties compliance is required.

      9.3.4       Other involvement in relation to property

                  So far as the Seller is aware, the Seller has not at any time:

                  (i) had vested in it (whether as an original tenant or undertenant or as an assignee, transferee or otherwise) any immovable property used in relation to the HSR Business other than the Properties.

                  (ii) given any covenant or entered into any agreement, deed or other document (whether as a tenant or undertenant or as an assignee, transferee, guarantor or otherwise) in respect of any immovable property used in relation to the HSR Business in respect of which any contingent or potential liability remains with the Seller other than those disclosed to the Purchaser in relation to the Properties.

                  (iii) done, omitted or knowingly suffered or been party or privy to any act, deed, matter or thing whereby or by means whereof the Properties or any part thereof are or can or shall or may be impeached, charged, affected or encumbered in title, estate or otherwise.

9.4 The Seller acknowledges that, in entering into this Agreement and in purchasing the Purchased Assets, the Purchaser has relied and will reply upon the Warranties given herein and the Warranties as confirmed by the Seller.

9.5 Each of the Warranties shall be construed as a separate warranty and shall not be otherwise limited or restricted by reference to or inference from the terms of any other Warranty or any other term of this Agreement.

9.6 The Seller shall procure that the Warranties are true and accurate in material respects at the date of this Agreement and, for this purpose the Warranties shall be deemed to be repeated at the Closing Date and any express or implied reference therein to the date of this Agreement shall be replaced by a reference to the Closing Date. The Warranties shall remain in full force and effect notwithstanding Closing.

9.7 The Purchaser shall be entitled to claim both before and after Closing that any of the Warranties is or was untrue or misleading or has or had been breached even if the Purchaser discovered or could have discovered on or before Closing that the Warranty in question was untrue misleading or had been breached and Closing shall not in any way constitute a waiver of any of the Purchaser's rights.

9.8 The rights and remedies of the Purchaser in respect of a breach of any of the Warranties shall not be affected by Closing, by any investigation made by or on behalf of the Purchaser into the affairs of the Seller and the HSR Business, by the giving of any time or other indulgence by the Purchaser to any person, by the Purchaser rescinding or not rescinding this Agreement, or by any other cause whatsoever except a specific waiver or release by the Purchaser in writing; and any such waiver or release shall not prejudice or affect any remaining rights or remedies of the Purchaser.

9.9 All representations and warranties made by the Seller contained in this Agreement, any Exhibit, Schedule, certificate or other instrument specifically referred to in the Warranties pursuant hereto or made in writing by or on their behalf in connection with the transactions contemplated by this Agreement, and all indemnification obligations of the Seller under this Agreement shall survive the execution and delivery of this Agreement and the Closing of the transactions contemplated hereunder. All statements contained in any Exhibit, Schedule, certificate or other instrument specifically referred to in the Warranties shall be deemed representations and Warranties under this Agreement.

9.10 The Seller undertakes with the Purchaser that it will both before and after Closing promptly notify the Purchaser in writing of any event or circumstance of which it becomes aware which is or may be inconsistent with any of the Warranties or which might make any of the Warranties untrue or misleading if given at Closing.

                           ARTICLE 10  INDEMNIFICATION

10.1  General Indemnification

      10.1.1 As used in this Article 10.1, the following terms shall have the following meanings:

                  (i) "EVENT OF INDEMNIFICATION" with respect to the Seller shall mean:

                        (a) any untruth, inaccuracy or breach of any representation or Warranty relating to anything undisclosed to Purchaser as of the Closing Date, any untruth, inaccuracy, omission, in non-compliance with PRC laws and regulations or breach of any representation or Warranty relating to anything disclosed the Purchaser as of the Closing Date, or any breach or failure of observance or performance of any agreement, undertaking, commitment, obligation, indemnity or covenant of the Seller contained in this Agreement (including the Schedules) or in any certificate or other writing delivered in connection herewith at, before or after Closing or any facts or circumstances constituting such untruth, inaccuracy or breach; and

                        (b) except for the Assumed Liabilities, any other Claims, liabilities or obligations of any kind or nature relating to the HSR Business or the Purchased Assets arising from, relating to or in connection with the HSR Business, operations or affairs of the Seller or any of the assets, properties, interests in assets or properties or rights of the Seller which were existing at or as of Closing or arising in whole or in part out of any acts, transactions, conditions, circumstances or facts which occurred or existed on or prior to Closing, and which were not disclosed on or before the execution of this Agreement and explicitly assumed by Purchaser pursuant to this Agreement.

                  (ii) "LOSSES" shall mean any and all Losses sustained, suffered or incurred by any Indemnified Person directly.

      10.1.2 "INDEMNIFIED PERSONS" shall mean and include the Purchaser and its respective officers, directors, employees, Affiliates, successors and assignees.

      10.1.3 The Seller shall indemnify, defend and hold harmless the Indemnified Persons, and each of them, from and against any and all Losses and Claims (including Claims by third party) arising from or in connection with any Event of Indemnification.

      10.1.4 This indemnity is to be a continuing security to the Purchaser for each representation, Warranty, agreement, undertaking, commitment, obligation, indemnity or covenant on the part of the Seller under or pursuant to this Agreement notwithstanding settlement of account or other matter or thing whatsoever.

      10.1.5 This indemnity is in addition and without prejudice to and not in substitution for any rights or security which the Purchaser may now or hereafter have or hold for performance and observance of any agreement, undertaking, commitment, obligation, indemnity or covenant on the part of the Seller under or in connection with this Agreement.

      10.1.6 The Guarantor shall be jointly and severally liable for the liabilities of the Seller under Article 10.1, as well as all other liabilities of Seller arising under this Agreement.

10.2  Exercise of Purchaser's Rights

      10.2.1 Without prejudice to any other right or remedy of the Purchaser hereunder, if before Closing the Purchaser becomes aware that any of the material Warranties was at the date of this Agreement, or has since become, untrue or misleading or that the Seller is in breach of any term of this Agreement, the Purchaser shall be entitled to, by written notice to the Seller, terminate this Agreement without liability to the Seller. In the event of the termination of this Agreement, without limiting the Purchaser's right to claim all obligations of the Seller under this Agreement, the Purchaser shall, unless otherwise expressly stated, cease to enjoy and assume all rights and liabilities hereunder, but, for the avoidance of doubt, all rights and liabilities of the Parties which have accrued before termination shall continue to exist.

      10.2.2 The rights, including rights of rescission, conferred on the Purchaser by this Agreement are in addition and without prejudice to all other rights and remedies available to the Purchaser; and no exercise or failure to exercise a right under this Agreement or otherwise or to invoke a remedy shall constitute a waiver of that right or remedy by the Purchaser.

                 ARTICLE 11  GUARANTEE AND INDEMNITY BY GUARANTOR

11.1 In consideration of the Purchaser entering into this Agreement, Guarantor hereby unconditionally and irrevocably guarantees to the Purchaser the due and punctual performance and observance by the Seller of all obligations, commitments, undertakings, warranties, indemnities and covenants under or pursuant to this Agreement and agrees to indemnify the Purchaser and its Affiliates against any and all Losses and Claims which the Purchaser or any of its Affiliates may suffer through or arising from any breach by the Seller of such obligations, commitments, warranties, undertakings, indemnities or covenants. The liability of Guarantor as aforesaid shall not be released or diminished by any arrangements or alterations of terms (whether of this Agreement or otherwise) or any forbearance, neglect or delay in seeking performance of the obligations hereby imposed or any granting of time for such performance.

11.2 Guarantor hereby waives any right which it may have to require the Purchaser to proceed first against or claim payment from the Seller to the intent that as between the Purchaser and Guarantor the latter shall be liable as principal obligor as if it had entered into all undertakings, agreements and other obligations jointly and severally with the Seller.

11.3 This guarantee and indemnity is to be a continuing security to the Purchaser for all obligations, commitments, warranties, undertakings, indemnities and covenants on the part of the Seller under or pursuant to this Agreement notwithstanding any settlement of account or other matter or thing whatsoever.

11.4 This guarantee and indemnity is in addition to and without prejudice to and not in substitution for any rights or security which the Purchaser may now or hereafter have or hold for the performance and observance of the obligations, commitments, undertakings, covenants, indemnities and warranties of the Seller under or in connection with this Agreement.

11.5 As a separate and independent stipulation, Guarantor agrees that any obligation expressed to be undertaken by the Seller under this Agreement (including, without limitation, any moneys expressed to be payable under this Agreement) which may not be enforceable against or recoverable from the Seller by reason of any legal limitation, disability or incapacity of the Seller or any other fact or circumstance shall nevertheless be enforceable against or recoverable from Guarantor as though the same had been incurred by Guarantor and Guarantor was sole or principal obligors in respect thereof and shall be performed or paid by Guarantor on demand.

                            ARTICLE 12  FORCE MAJEURE

12.1 Scope of Force Majeure. A "FORCE MAJEURE EVENT" shall mean any event, circumstance or condition that (i) directly or indirectly prevents the fulfillment of any material obligation set forth in this Contract, (ii) is beyond the reasonable control of the respective Party, and (iii) could not, by the exercise of reasonable care, have been avoided or overcome in whole or in part by such Party. Subject to the aforementioned items (i),
      (ii) and (iii), Force Majeure Event includes, but is not limited to, natural disasters such as acts of God, earthquake, windstorm and flood, terrifying events such as war, terrorism, civil commotion, riot, blockade or embargo, fire, explosion, off-stream or strike or other labor disputes, epidemic and pestilence, material accident or by reason of any law, order, proclamation, regulation, ordinance, demand, expropriation, requisition or requirement or any other act of any governmental authority, including military action, court orders, judgments or decrees.

12.2 Notice. Should any Party be prevented from performing the terms and conditions of this Agreement due to the occurrence of a Force Majeure Event, the prevented Party shall send notice to the other Parties within fourteen (14) days from the occurrence of the Force Majeure Event stating in the details of such Force Majeure Event.

12.3 Performance. Any delay or failure in performance of this Agreement caused by a Force Majeure Event shall not constitute a default by the prevented Party or give rise to any claim for damages, losses or penalties. Under such circumstances, the Parties are still under an obligation to take reasonable measures to perform this Agreement, so far as is practical. The prevented Party shall send notice to the other Parties as soon as possible of the elimination of the Force Majeure Event, and confirm receipt of such notice.

12.4 Consultations and Termination. Should the Force Majeure Event continue to delay implementation of this Agreement for a period of more than three (3) months, the Parties shall, through consultations, decide whether to terminate or modify this Agreement. Should the Force Majeure Event continue for a period of six (6) months or longer, any Party may terminate this Agreement by giving written notice to the other Parties. In the event of the termination of this Agreement, without limiting the Purchaser's right to claim all obligations of the Seller under this Agreement, the Purchaser shall, unless otherwise expressly stated, cease to enjoy and assume all rights and liabilities hereunder, but, for the avoidance of doubt, all rights and liabilities of the Parties which have accrued before termination shall continue to exist.

                           ARTICLE 13  CONFIDENTIALITY

13.1 The Parties undertake with each other that they shall treat as strictly confidential all information received or obtained by them or their employees, agents or advisers as a result of entering into or performing this Agreement including information relating to the provisions of this Agreement, the negotiations leading up to this Agreement, the subject matter of this Agreement or the business or Affairs of the Seller or the Purchaser and that it will not at any time hereafter make use of or disclose or divulge to any person any such information (except in relation to the operation of the HSR Business after Closing by the Purchase) and shall use its best endeavours to prevent the publication or disclosure of any such information.

13.2 The restrictions contained in Article 13.1 shall not apply so as to prevent the Parties from making any disclosure required by law or by any supervisory or regulatory or governmental body or from making any disclosure to any professional adviser for the purposes of obtaining advice (providing always that the provisions of this Article 13 shall apply to and the Parties shall procure that they apply to and are observed in relation to, the use or disclosure by such professional adviser of the information provided to them) nor shall the restriction apply in respect of any information which comes into the public domain otherwise than by a breach of this Article 13 by any Party.

                            ARTICLE 14  GOVERNING LAW

The formation of this Agreement, its validity, interpretation, execution and any performance of this Agreement, and the settlement of any Disputes hereunder, shall be governed by published and publicly available laws, rules and regulations of the PRC, the applicable provisions of any international treaties and conventions to which the PRC is a party, and, if there are no published or publicly available PRC laws, rules or regulations, or treaties or conventions governing a particular matter, by general international commercial practices.

                          ARTICLE 15  DISPUTE RESOLUTION

15.1 Consultations and Arbitration. Any and all disputes, controversies or claims (the "DISPUTE") arising out of or relating to the formation, validity, interpretation, implementation or termination of this Agreement, or the breach hereof or relationships created hereby shall be settled through friendly consultations. If a Dispute is not resolved through friendly consultations within thirty (30) days from the date a Party gives the other Parties written notice of a Dispute, then it shall be resolved exclusively and finally by arbitration in Beijing at the China International Economic and Trade Arbitration Commission ("CIETAC") in accordance with the arbitration rules of the CIETAC (the "CIETAC RULES") for the time being in force which rules are deemed to be incorporated by reference to this clause.

15.2 Arbitration Proceedings and Award. Any arbitration shall be heard before a tribunal consisting of three (3) arbitrators. Each side of the Dispute shall appoint one (1) arbitrator. The two arbitrators thus appointed shall choose the third arbitrator who will act as the presiding arbitrator of the tribunal. If the two arbitrators have not agreed on the choice of the presiding arbitrator, the presiding arbitrator shall be appointed by the Chairman of the CIETAC. The language of the arbitration shall be Chinese and English . The arbitration shall be final and binding on the Parties, shall not be subject to any appeal, and the Parties agree to be bound thereby and to act accordingly. The award of the arbitrators may be enforced by any court having jurisdiction to do so. Throughout any dispute resolution and arbitration proceedings, the Parties shall continue to perform this Agreement, to the extent practical, with the exception of those parts of this Agreement that are under arbitration. Except as otherwise determined by the arbitration tribunal, each Party shall be responsible for its expenses incurred in connection with resolving any Dispute, but the arbitration fees shall be borne by the losing side of the Dispute.

15.3 Injunctive Relief. Notwithstanding any other provision of this Agreement, each Party acknowledges that a breach of confidentiality as provided in
      Article 13 or other obligations under this Agreement may result in irreparable harm and damage to the affected Party and its Affiliates in an amount that is difficult to ascertain and that cannot be adequately compensated by a monetary award. Accordingly, in addition to any other relief to which the affected Party and its Affiliates may be entitled, such Party shall be entitled to temporary and/or permanent injunctive relief from any breach or threatened breach by the relevant Party without proof of actual damages that have been or may be caused to such Parties by such breach or threatened breach.

                       ARTICLE 16  MISCELLANEOUS PROVISIONS

16.1 Language. This Agreement is written and executed in a Chinese version and in an English version. Both language versions of this Agreement are of equal validity and effect. In case of any discrepancy between the Chinese version and the English version, the Chinese version approved by the Examination and Approval Authority shall prevail.

16.2 Waiver and Preservation of Remedies. No delay on the part of any Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or other exercise thereof hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any Party may otherwise have.

16.3 Notices. All notices or other communications under this Agreement shall be in writing and shall be delivered or sent to the correspondence addresses or facsimile numbers of the Parties set forth below or to such other addresses or facsimile numbers as may be hereafter designated in writing on seven (7) days' notice by the relevant Party. All such notices and communications shall be effective: (i) when delivered personally; (ii) when sent by telex, telefacsimile or other electronic means with sending machine confirmation; (iii) ten (10) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) four (4) days after deposit with a commercial overnight courier, with evidence of delivery provided by the courier.

      Seller            Address:    No. 98, Nanshan Road North, Rongcheng City,
                                    Shandong Province, PRC
                        Tel:        0631-7523205
                        Fax:        0631-7523888
                        Attn:       Zhang Junquan

      Purchaser         Address:    No. 99, Qingshan Road West, Rongcheng City,
                                    Shandong Province, PRC
                        Tel:
                        Fax:
                        Attn:

      Guarantor         Address:    No. 98, Nanshan Road North, Rongcheng City,
                                    Shandong Province, PRC
                        Tel:        0631-7523206
                        Fax:        0631-7506826
                        Attn:       Zhang Junquan

16.4 Severability. If any provision of this Agreement should be or become fully or partially invalid, illegal or unenforceable in any respect for any reason whatsoever, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

16.5 Entire Agreement. This Agreement, together with its Schedules and Exhibits which are hereby incorporated by reference as an inseparable and integral part of this Agreement, constitutes the entire agreement among the Parties with reference to the subject matter hereof, and supersede any agreements, contracts, representations and understandings, oral or written, made prior to the signing of this Agreement.

16.6 Modification and Amendment. No amendment or modification of this Agreement, whether by way of addition, deletion or other change of any of its terms, shall be valid or effective unless a variation is agreed to in writing and signed by authorized representatives of each of the Parties.

16.7 Successors. This Agreement shall inure to the benefit of and be binding upon each of the Parties and their respective permitted successors and permissible assignees.

16.8 Originals. This Agreement is executed in nine (9) original counterparts, each of which shall have equal effect in law.

IN WITNESS WHEREOF, each of the Parties has executed this Agreement or has caused this Agreement to be executed by its duly authorized officer or officers as of the date first above written.

PURCHASER:                                       SELLER:

COOPER CHENGSHAN (SHANDONG) PASSENGER            SHANDONG CHENGSHAN TIRE COMPANY
TIRE COMPANY LTD.                                LIMITED BY SHARES

Represented by Cooper Tire Investment Holding
(Barbados) Ltd. before legal establishment:

By:                                             By:
   --------------------------                       ---------------------------
Name:  Harold C. Miller                         Name:          Che Hongzhi
Title:  President                               Title:         Chairman
Nationality:  U.S.A.                            Nationality:   Chinese

                                                GUARANTOR:

Confirmed and ratified after legal              SHANDONG CHENGSHAN GROUP COMPANY
establishment:

By:                                             By:
   --------------------------                       ---------------------------
Name:                                           Name:           Che Hongzhi
Title:                                          Title:          Chairman
Nationality:                                    Nationality:    Chinese

                                   SCHEDULE 1

                         DEFINITIONS AND INTERPRETATION

ACCOUNTS -- The audited financial statements of the Seller (including, without limitation, a balance sheet, profit and loss statement and cash flow statement together in each case with the notes thereon) made up to the Accounts Date and for the financial period from January 1, 2005 to the Accounts Date prepared in accordance with relevant PRC laws and regulations, the Chinese GAAP, and in manner consistent with past practice.

ACCOUNTS DATE -- The date of Closing.

AFFILIATES -- Any person which directly or indirectly controls, is controlled by, or is under common control with Seller, or Seller or any of its related companies; the term "control" means ownership, the power to elect or appoint directors or senior management, and/or the ability to determine and enforce the strategic, business or operations policies of any person.

AGREED FORM -- In relation to any document, such document in the terms agreed between the Purchaser and Seller and signed by or on behalf of them for the purposes of identification.

AGREEMENT -- This Assets Purchase Agreement

BUSINESS LICENSE -- The business license of the Purchaser as issued, amended and replaced, as the case may be, from time to time by the Registration Authority.

CERTIFICATE OF APPROVAL -- The certificate of approval issued by the Examination and Approval Authority approving the JV Contract and establishment of the Purchaser.

CHINESE GAAP -- The general accepted accounting principles applicable in China, consistently applied.

CLAIM -- Any claim, demand, dispute, action, suit, investigation or legal or analogous proceedings

CLOSING -- The completion of the purchase by the Purchaser from the Seller of the Purchased Assets in accordance with Article 7.

CLOSING DATE -- the date mutually agreed by the Parties subsequent to the conditions in Article 5.1 being satisfied or such other date as is determined by the Seller and Purchaser.

CONTRACTS -- The meaning set forth in Article 2.1.4

EMPLOYEES -- The employees to be employed in relation to the HSR Business by Purchaser.

ENCUMBRANCES -- Any mortgage, charge (fixed or floating), pledge, lien, hypothecation, trust, right of set off or other third party right or interest (legal or equitable) including any right of pre-emption, assignment by way of security, reservation of title or any other security interest of any kind however created or arising or any other agreement or arrangement (including a sale and repurchase arrangement) having similar effect.

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EXAMINATION AND APPROVAL AUTHORITY -- The Ministry of Commerce, or its
authorized local division or any successor government institution or agency empowered to approve the JV Contact, this Agreement, and any amendments, supplements, modifications or termination thereof or hereof.

GUARANTOR -- Chengshan Group Company Limited.

HSR BUSINESS -- The business in relation to the half-steel radial tires for passenger vehicles and light trucks, which has been carried on by Seller as part of the business scope specified on the effective business license of Seller, such as "production and sales of rubber products; import and export business within the approved scope; sales of vehicles (including cars); contracting of offshore rubber industry projects and onshore international tender offer projects and exporting of the equipment and materials required for the aforesaid projects; and expatriation of the labor personnel required for enforcing the aforesaid offshore projects.

INSURANCES -- The policies of assurance and insurance in connection with the HSR Business and the Purchased Assets and the Employees.

LEASE(s) -- The lease(s) or tenancy agreement(s) between the Landlord (as therein defined) and the Seller by which the premises used by the HSR Business was let to the Seller.

LEASED PROPERTIES -- All the real properties used by the HSR Business leased by the Seller, particulars of which are set out in this Agreement.

LOSSES -- All losses, liabilities, costs (including, without limitation, legal costs arising out of any disputes involving any third party), charges and expenses.

MANAGEMENT ACCOUNTS -- The unaudited balance sheet of the Seller as at the Management Accounts Date and the unaudited statements of profit and loss and cash flow of the Seller for the period commencing from December 31, 2004 and ended on the Management Accounts Date prepared in a manner consistent with past practice.

MANAGEMENT ACCOUNTS DATE -- The date of Closing.

M&A REGULATIONS -- The Tentative Provisions Regarding Merger with, and Acquisition of, Domestic Enterprises by Foreign Investors, promulgated by the Ministry of Foreign Trade and Economic Cooperation, State Administration of Taxation, State Administration for Industry and Commerce and State Administration of Foreign Exchange on March 7, 2003, and effective as of April 12, 2003.

MATERIAL ADVERSE CHANGE -- Any material adverse change in the business, assets or position (financial, trading or otherwise), profits or prospects of the HSR Business or any event or circumstance that may result in such a material adverse change. Without prejudice to the generality of the foregoing and to the extent that any adverse change or series of adverse change can be quantified, any adverse change to the extent of more than USD500,000 or series of adverse change to the aggregate extent of more than USD500,000 shall be deemed to be a material adverse change.

OWNED PROPERTIES -- All the real properties used by the HSR Business owned by the Seller.

PRC -- People's Republic of China

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PROPERTIES -- The Leased Properties and Owned Properties set out in this
Agreement.

PURCHASER -- Cooper Chengshan (Shandong) Passenger Tire Company Ltd., a Sino-foreign limited liability company registered and incorporated under the laws of the PRC, with its registered address at No. 99, Qingshan Road West, Rongchen City, Shandong Province, PRC.

PURCHASED ASSETS -- The meaning set forth in Article 2.1

REGISTRATION AUTHORITY -- The State Administration of Industry and Commerce, or its local division or any successor government institution or agency empowered to issue a Business License to the Purchaser.

RENMINBI or RMB -- The lawful currency of the PRC

SELLER -- Shandong Chengshan Tire Company Limited by Shares. A company limited by shares registered and incorporated under the laws of the People's Republic of China, with its registered address at No. 98, Nanshan Road North, Rongchen City, Shandong Province, People's Republic of China.

TAX AUTHORITY -- Any local, municipal, governmental, provincial, State or fiscal, revenue, customs or excise authority, body, agency or official in China having or purporting to have power or authority in relation to Tax, including without limitation the PRC State Administration for Taxation or any other relevant fiscal authority in China.

TAXATION/TAX -- All taxes, charges, duties, imposts, fees, levies or other assessments, and all estimated payments thereof, including without limitation income, business profits, property, sales, use, value added taxes (VAT), environmental, franchise, customs, import, payroll, transfer, gross receipts, withholding, social security, as well as stamp duties and other costs, imposed by any Tax Authority, or any subdivision or agency thereof, and any interest and penalty relating to such taxes, charges, fees, levies or other assessments.

WARRANT(IES) -- the warranties, representations, and undertakings stated in
Article 9.

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